                                                                  Exhibit (11.0)

                               BADGER METER, INC.

               COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE *
                (Dollars in thousands except per share amounts)



                                     Three Months Ended
                                     --------------------
                                           March 31,
                                           ---------
                                          1997       1996
                                     ---------  ---------
PRIMARY

Shares
Average shares outstanding           3,557,737  3,521,568
Shares issuable upon exercise of
  stock options                        204,982    102,562
                                     ---------  ---------
Total                                3,762,719  3,624,130
                                     =========  =========

Earnings
Net earnings applicable to adjusted
  common shares                      $   1,310  $     888
                                     =========  =========

Per share amounts
Net earnings per share **            $     .35  $     .25
                                     =========  =========

FULLY DILUTED

Shares
Average shares outstanding           3,557,737  3,521,568
Shares issuable upon exercise of
  stock options                        226,839    103,794
                                     ---------  ---------
Total                                3,784,576  3,625,362
                                     =========  =========

Earnings
Earnings applicable to adjusted
  common shares                      $   1,310  $     888
                                     =========  =========

Per share amounts
Net earnings per share **            $     .35  $     .25
                                     =========  =========



*All per share amounts and number of shares data have been restated to reflect the 2-for-1 stock split payable April 18, 1997.

**Earnings per share is computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share does not necessarily equal the total for the year.












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